UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC  20549

FORM 8-K

CURRENT  REPORT

PURSUANT TO SECTION 13  OR  15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 22, 2010

MILLENNIUM PRIME, INC.
 (Exact name of registrant as specified in its Charter)

Delaware	0-28459	22-3360133
(State or other jurisdiction	(Commission File No.)
of incorporation)		(IRS Employer Identification No.)

6538 Collins Avenue, Suite 262, Miami Beach, FL	33141
(Address of principal executive offices)	(Zip Code)

(786) 347-9309
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

On September 22, 2010, Millennium Prime, Inc., a Delaware corporation (the “Company”) completed the acquisition of Bong Spirit Imports, LLC (“Bong”) a Florida Limited Liability Corporation pursuant to which the Company acquired 100% of the outstanding shares/membership interests from the equity owners of  Bong in exchange for an aggregate of 60,000,000 shares of the Company’s common stock. Out of the 60,000,000 shares 27,581,422 shares were issued to the Bong equity owners and 32,318,578 shares  were issued to former debtholders of Bong  who agreed to accept the Company’s shares in exchange for the foregiveness of an aggregate of $3,231,858, of debt owed by Bong to these debtholders and 100,000 shares were reserved for future issuance upon conversion of additional debt due by Bong.  The Company has been a marketing partner and financial investor in Bong since 2009, to date the Company has loaned Bong approximately $390,000.

Bong is an importer and distributor of alchohol products including Bong Vodka, Bong’s offices are located in Orlando, Florida.

Item 3.02   Unregistered Sales of Equity Securities

           On September 24, 2010, the Company issued an aggregate of 26,67,475 shares of its common stock to ten (10) unaffiliated individuals upon the conversion of an aggregate principal amount of $985,000 of the Company’s issued and outstanding 8% Series A Convertible Debentures plus an additional $77,299 of accrued and unpaid interest.  The conversion price was equal to $.04 per share.   The shares were issued in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act.  The certificates evidencing the above mentioned shares contain a legend (1) stating that the shares have not been registered under the Act and (2) setting forth or referring to the restrictions on transferability and sale of the shares under the Act.

          On September 24, 2010, the Company issued an aggregate of 59,900,000 shares to the Bong equity holders 27,581,422 and 32,318,578 shares  were issued to former debtholders of Bong  who agreed to accept the Company’s shares in exchange for the foregiveness of an aggregate of $3,231,858, of debt owed by Bong to these debtholders. The Company reserved 100,000 shares to be issued to Bong debtholders upon conversion of additional debt. The shares were issued in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act.  The certificates evidencing the above mentioned shares contain a legend (1) stating that the shares have not been registered under the Act and (2) setting forth or referring to the restrictions on transferability and sale of the shares under the Act.

Item 9.01     Financial Statements and Exhibits

           c)           Exhibits

99.1 Securities Exchange Agreement dated September 22, 2010.

99.2 Financial Statements of Bong Spirit Imports LLC. (to be filed by Amendment)

99.3 Pro forma financial information (to be filed by Amendment)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MILLENNIUM PRIME, INC. (Registrant)

Dated: September 27, 2010	By:	/s/ John F. Marchese
John F. Marchese Chief Executive and Financial Officer